UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 8, 2011

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

EXPLANATORY NOTE

On April 14, 2011, National Bankshares, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the Annual Meeting of Stockholders of the Company held on April 12, 2011 (the “Annual Meeting”) on a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.  The Company’s Board of Directors has since evaluated the results of that non-binding advisory vote and made a determination as to whether the Company will submit future non-binding advisory votes on executive compensation to the stockholders for consideration every one, two or three years.  The Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Board of Directors’ determination.  No other changes are being made to the Original 8-K.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As reported in the Original 8-K, a majority of the shares voted at the Annual Meeting on a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of named executive officers voted for the Company to hold the votes on an annual basis.  In light of this result and after discussion by the Board of Directors, the Board determined at its meeting on June 8, 2011 that the Company will hold annual non-binding advisory votes to approve the compensation of named executive officers until the next required non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:  June 8, 2011

By:  /s/ JAMES G. RAKES
James G. Rakes
Chairman
President and CEO